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                                                   EXHIBIT 23.3



                   DeGOLYER and MacNAUGHTON
                       One Energy Square
                     Dallas, Texas  75206

                         April 3, 1997







 Lone Star Energy Plant Operations, Inc.
 1817 Wood Street
 Dallas, TX   75201

 Gentlemen:

     We hereby consent to the incorporation by reference in your Registration Statement on Form S-8 of the references to our firm and to our reserves estimates in the Annual Report on Form 10-K (the Annual Report) of Enserch Exploration, Inc. (the Company) for the year ended December 31, 1996. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain properties owned by the Company are contained in our report entitled "Report as of January 1, 1997 on Reserves of Certain Properties owned by Enserch Exploration, Inc." References to us and to our estimates are included in the sections "Business - General - Recent Developments - Core Areas - and Offshore Activities" and "Properties" in Part I of the Annual Report and in Note 15 of the "Notes to Financial Statements" in the Annual Report.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON